Exhibit 99.1

News Release

Wabtec Reports 2nd Quarter 2021 Results;
 Updates 2021 Guidance

•	Strong Cash Flow from Operations of $223 Million; Year-to-Date Cash Flow From Operations of $515 Million

•	Second Quarter Reported GAAP Earnings Per Share of $0.66; Adjusted EPS of $1.06

•	Raising Full-Year Sales, GAAP EPS and Adjusted EPS Guidance

•	12-month Backlog Highest Since 2nd Quarter 2019; Year-To-Date Book-To-Bill Above 1.0

•	On-track to Deliver $250 Million Run-Rate of Synergies From GE Transportation Merger in 2021

PITTSBURGH, July 29, 2021 – Wabtec Corporation (NYSE: WAB) today reported second quarter 2021 earnings per diluted share of $0.66 and adjusted earnings per diluted share of $1.06, versus earnings per diluted share of $0.46 and adjusted earnings per diluted share of $0.87 a year ago. Total sales were $2.0 billion and cash from operations was strong at $223 million.

“Our team delivered strong execution in the second quarter and strengthened our financial position, despite severe disruption in India stemming from the pandemic, continued challenges in our OE end-markets and inflationary pressures globally,” said Rafael Santana, Wabtec’s president and chief executive officer. “As a result of this performance and the team’s disciplined execution, coupled with our solid balance sheet, strong cash flow, backlog and the outlook for the remainder of the year, we’re raising Wabtec’s full-year revenue and earnings per share guidance, and are confident we will continue to position the company for long-term profitable growth.”

2021 Financial Guidance
•
Wabtec updated its 2021 sales guidance to a range of $7.9 billion to $8.2 billion, GAAP earnings per diluted share guidance to between $2.87 to $3.07 and adjusted earnings per diluted share to between $4.15 to $4.35. The adjusted guidance excludes estimated expenses for restructuring, transaction and amortization expenses.

•
With cost actions and synergies stemming from the Wabtec and GE Transportation merger on-track, we expect to achieve a run rate savings of $250 million in 2021, as well as margin expansion through continued cost actions. For full year 2021, Wabtec expects strong cash flow generation with operating cash flow conversion greater than 90%.

News Release

2021 Second Quarter Consolidated Results
•
Sales were $2.0 billion versus $1.7 billion in the same period a year ago. Organic sales increased by $153 million, while acquisitions added sales of $38 million and favorable foreign currency exchange rates increased sales by $84 million versus the second quarter a year ago. The organic increase compared to the year-ago quarter was primarily driven by higher sales in Transit, Freight Services and Components, offset partially by lower sales in Freight Equipment.

•
Income from operations was $203 million (10.1 percent of sales) and adjusted income from operations was $306 million (15.2 percent of sales).  Adjusted income from operations improved 16.5 percent from last year as result of higher sales in Freight and Transit, along with the realization of synergies and cost actions. Adjusted income from operations excluded pre-tax expenses of $103 million, of which $73 million is for non-cash amortization expense and $30 million is for restructuring and transaction costs (see reconciliation table).

•
Net interest expense declined 13 percent from last year to $45 million due to lower debt levels. The effective tax rate for the quarter was 25.8 percent, while the adjusted effective tax rate was 25.3 percent.

•
EBITDA, which Wabtec defines as earnings before interest, taxes, depreciation and amortization was $338 million and adjusted EBITDA was $368 million. Adjusted EBITDA excluded pre-tax expenses of $30 million for transaction and restructuring costs (see reconciliation table).

2021 Second Quarter Freight Segment Results
•
Freight segment sales of $1.34 billion increased by 11 percent from the year-ago quarter. The increase was due to higher organic sales of $73 million, $38 million from the acquisition of Nordco and $21 million from favorable foreign currency exchange rates. Organic Freight segment sales benefited from higher demand of locomotive and railcar Components, and Services as result of higher modernizations, lower equipment parking and higher utilization.  This growth was offset by on-going disruption due to the COVID-19 pandemic and lower deliveries of locomotives in North America.

•
Freight segment income from operations was $173 million (13.0 percent of segment sales) and adjusted income from operations of $247 million (18.5 percent of segment sales). Freight segment adjusted income from operations increased 7.8 percent from the year-ago quarter primarily driven by higher segment sales, realization of synergies and lower operating costs offset somewhat by lower absorption of fixed costs due to decreased locomotive deliveries and higher input costs.

2021 Second Quarter Transit Segment Results
•
Transit segment sales of $676 million increased by 27 percent from the year-ago quarter. Organic sales increased by $81 million, while favorable foreign currency exchange rates increased sales by $63 million. Organic transit segment sales increased from higher original equipment (OE) and aftermarket sales driven by recovery from the COVID-19 pandemic and increased global infrastructure investment.

•
Transit segment income from operations was $45 million (6.7 percent of segment sales) and adjusted income from operations was $73 million (10.8 percent of segment sales).  Transit segment adjusted income from operations increased from the year-ago quarter by 42.7 percent primarily driven by lessening disruption caused by the COVID-19 pandemic partially offset by a warranty adjustment in the second quarter 2021 and higher mix of OE sales.

News Release

Backlog
At June 30, 2021 the 12-month backlog was $5.8 billion which was $117 million higher than March 31, 2021 as a result of increased orders for Freight Equipment, Components and Digital Electronics.  The 12-month backlog was at the highest level since March 31, 2019.  At June 30, 2021, Wabtec’s total multi-year backlog was $21.5 billion.

Cash Flow and Liquidity Summary
•
Year-to-date the company generated cash from operations of $515 million versus $229 million in the same period of 2020.  The strong cash performance during the second quarter was driven by good operational performance and focused working capital management. The company generated cash from operations of $223 million for the second quarter compared to $311 million a year ago.

•
At the end of the quarter, the company had cash and cash equivalents of $454 million and debt of $4.1 billion. At June 30, 2021 the company’s total available liquidity, which includes $454 million in cash and cash equivalents plus $1.2 billion available under current credit facilities, was $1.7 billion.

•	During the second quarter, the company successfully completed a €500 million Euro Green bond offering, the proceeds of which are intended to further fund investments in sustainable rail projects.

Conference Call Information
Wabtec will host a call with analysts and investors at 8:30 a.m., ET, today.  To listen via webcast, go to Wabtec’s new website at www.WabtecCorp.com and click on “Events & Presentations” in the “Investor Relations” section.  Also, an audio replay of the call will be available by calling 1-877-344-7529 or 1-412-317-0088 (access code: 10156180).

About Wabtec Corporation
Wabtec Corporation is a leading global provider of equipment, systems, digital solutions and value-added services for freight and transit rail. Drawing on nearly four centuries of collective experience across Wabtec, GE Transportation and Faiveley Transport, the company has unmatched digital expertise, technological innovation, and world-class manufacturing and services, enabling the digital-rail-and-transit ecosystems. Wabtec is focused on performance that drives progress, creating transportation solutions that move and improve the world. The freight portfolio features a comprehensive line of locomotives, software applications and a broad selection of mission-critical controls systems, including Positive Train Control (PTC). The transit portfolio provides highly engineered systems and services to virtually every major rail transit system around the world, supplying an integrated series of components for buses and all train-related market segments that deliver safety, efficiency and passenger comfort.   Along with its industry-leading portfolio of products and solutions for the rail and transit industries, Wabtec is a leader in mining, marine, and industrial solutions. Based in Pittsburgh, PA, Visit:  www.WabtecCorp.com

News Release

Information about non-GAAP Financial Information and Forward-Looking Statements
Wabtec’s earnings release and 2021 financial guidance mentions certain non-GAAP financial performance measures, including adjusted gross profit, adjusted operating expenses, adjusted operating margin, EBITDA, adjusted EBITDA, adjusted effective tax rate, adjusted income tax expense, adjusted income from operations, adjusted interest and  other expense, adjusted earnings per diluted share and book-to-bill ratio. Wabtec defines EBITDA as earnings before interest, taxes, depreciation and amortization. Wabtec defines book-to-bill ratio, for which there is no comparable GAAP financial measure, as orders divided by sales.  While Wabtec believes these are useful supplemental measures for investors, they are not presented in accordance with GAAP. Investors should not consider non-GAAP measures in isolation or as a substitute for net income, cash flows from operations, or any other items calculated in accordance with GAAP. In addition, the non-GAAP financial measures included in this release have inherent material limitations as performance measures because they add back certain expenses incurred by the company to GAAP financial measures, resulting in those expenses not being taken into account in the applicable non-GAAP financial measure. Because not all companies use identical calculations, Wabtec’s presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies.  Included in this release are reconciliation tables that provide details about how adjusted results relate to GAAP results.

This communication contains “forward-looking” statements as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995, including statements regarding the acquisition by Wabtec of GE Transportation (the “GE Transportation merger”), statements regarding Wabtec’s expectations about future sales and earnings, and statements about the impact of evolving global conditions on Wabtec’s business. All statements, other than historical facts, including statements regarding synergies from the GE Transportation merger; statements regarding Wabtec’s plans, objectives, expectations and intentions; and statements regarding macro-economic conditions and evolving production and demand conditions; and any assumptions underlying any of the foregoing, are forward-looking statements. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target” or other similar words or expressions. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) unexpected costs, charges or expenses resulting from acquisitions, including the GE Transportation merger; (2) uncertainty of Wabtec’s expected financial performance; (3) failure to realize the anticipated benefits of acquisitions, including the GE Transportation merger, including as a result of integrating acquired targets into Wabtec; (4) Wabtec’s ability to implement its business strategy; (5) difficulties and delays in achieving revenue and cost synergies; (6) inability to retain and hire key personnel; (7) evolving legal, regulatory and tax regimes; (8) changes in general economic and/or industry specific conditions, including the impacts of tax and tariff programs, industry consolidation and changes in the financial condition or operating strategies of our customers; (9) changes in the expected timing of projects; (10) a decrease in freight or passenger rail traffic; (11) an increase in manufacturing costs; (12) actions by third parties, including government agencies; (13) the severity and duration of the evolving COVID-19 pandemic and the resulting impact on the global economy and, in particular, our customers, suppliers and end-markets, and (14) other risk factors as detailed from time to time in Wabtec’s reports filed with the SEC, including Wabtec’s annual report on Form 10-K, periodic quarterly reports on Form 10-Q, periodic current reports on Form 8-K and other documents filed with the SEC. The foregoing list of important factors is not exclusive. Any forward-looking statements speak only as of the date of this communication. Wabtec does not undertake any obligation to update any forward-looking statements, whether as a result of new information or development, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Wabtec Investor Contact
Kristine Kubacki, CFA / Kristine.Kubacki@wabtec.com / 412-450-2033

Wabtec Media Contact
Deia Campanelli / Deia.Campanelli@wabtec.com / 773-297-0482

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2021 AND 2020
(AMOUNTS IN MILLIONS EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

Net sales	$2,012.3	$1,737.4	$3,842.5	$3,667.3
Cost of sales	(1,432.2)	(1,250.7)	(2,728.2)	(2,601.9)
Gross profit	580.1	486.7	1,114.3	1,065.4
Gross profit as a % of Net Sales	28.8%	28.0%	29.0%	29.1%

Selling, general and administrative expenses	(262.1)	(216.8)	(497.5)	(460.2)
Engineering expenses	(42.0)	(38.2)	(79.7)	(87.2)
Amortization expense	(72.7)	(72.3)	(142.2)	(141.3)
Total operating expenses	(376.8)	(327.3)	(719.4)	(688.7)
Operating expenses as a % of Net Sales	18.7%	18.8%	18.7%	18.8%

Income from operations	203.3	159.4	394.9	376.7
Income from operations as a % of Net Sales	10.1%	9.2%	10.3%	10.3%

Interest expense, net	(44.9)	(51.4)	(92.5)	(104.7)
Other income (expense), net	10.3	6.3	24.5	(8.5)
Income before income taxes	168.7	114.3	326.9	263.5

Income tax expense	(43.5)	(28.5)	(87.0)	(66.5)
Effective tax rate	25.8%	24.9%	26.6%	25.2%

Net income	125.2	85.8	239.9	197.0

Less: Net (income) loss attributable to noncontrolling interest	(0.4)	1.0	(2.7)	1.4

Net income attributable to Wabtec shareholders	$124.8	$86.8	$237.2	$198.4

Earnings Per Common Share
Basic
Net income attributable to Wabtec shareholders	$0.66	$0.46	$1.25	$1.04

Diluted
Net income attributable to Wabtec shareholders	$0.66	$0.46	$1.25	$1.04

Basic	188.6	189.8	188.5	190.3
Diluted	188.9	190.2	188.9	190.8

Segment Information
Freight Net Sales	$1,335.9	$1,204.7	$2,519.2	$2,505.7
Freight Income from Operations	$173.2	$141.5	$315.0	$303.2
Freight Operating Margin	13.0%	11.7%	12.5%	12.1%

Transit Net Sales	$676.4	$532.7	$1,323.3	$1,161.6
Transit Income from Operations	$45.3	$40.2	$115.4	$108.8
Transit Operating Margin	6.7%	7.5%	8.7%	9.4%

Backlog Information (Note: 12-month is a sub-set of total)	June 30, 2021	March 31, 2021
Freight Total	$17,836.3	$18,005.5
Transit Total	3,693.3	3,666.0
Wabtec Total	$21,529.6	$21,671.5

Freight 12-Month	$4,098.1	$3,910.2
Transit 12-Month	1,724.8	1,796.0
Wabtec 12-Month	$5,822.9	$5,706.2

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	June 30, 2021	December 31, 2020
In millions
Cash and cash equivalents	$453.5	$598.7
Receivables, net	1,452.6	1,412.5
Inventories	1,661.2	1,642.1
Other current assets	240.9	226.5
Total current assets	3,808.2	3,879.8
Property, plant and equipment, net	1,544.3	1,601.6
Goodwill	8,653.2	8,485.2
Other intangible assets, net	3,876.0	3,869.2
Other noncurrent assets	630.7	618.7
Total assets	$18,512.4	$18,454.5
Current liabilities	$2,844.7	$3,226.3
Long-term debt	4,079.6	3,792.2
Long-term liabilities - other	1,260.3	1,283.3
Total liabilities	8,184.6	8,301.8
Shareholders’ equity	10,294.4	10,122.3
Noncontrolling interest	33.4	30.4
Total shareholders’ equity	10,327.8	10,152.7
Total Liabilities and Shareholders’ Equity	$18,512.4	$18,454.5

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended June 30,
	2021	2020
In millions
Operating activities
Net income	$239.9	$197.0
Non-cash expense	250.6	184.0
Receivables	(28.8)	246.1
Inventories	7.8	(30.3)
Accounts Payable	82.4	(148.5)
Other assets and liabilities	(36.5)	(219.7)
Net cash provided by operating activities	515.4	228.6

Net cash used for investing activities	(452.4)	(98.2)

Net cash used for financing activities	(212.5)	(123.5)

Effect of changes in currency exchange rates	4.3	(23.2)

Decrease in cash	(145.2)	(16.3)

Cash and cash equivalents, beginning of period	598.7	604.2
Cash and cash equivalents, end of period	$453.5	$587.9

Set forth below is the calculation of the non-GAAP performance measures included in this press release.  We believe that these measures provide useful supplemental information to assess our operating performance and to evaluate period-to-period comparisons.  Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Wabtec’s reported results prepared in accordance with GAAP.

Wabtec Corporation Reconciliation of Reported Results to Adjusted Results
(in millions)	Second Quarter 2021 Actual Results
	Net Sales	Gross Profit	Operating Expenses	Income from Operations	Interest & Other Exp	Tax	Net Income	Noncontrolling Interest	Wabtec Net Income	EPS

Reported Results	$2,012.3	$580.1	$(376.8)	$203.3	$(34.6)	$(43.5)	$125.2	$(0.4)	$124.8	$0.66

Restructuring & Transaction costs	-	21.1	8.5	29.6	-	(6.4)	23.2	-	$23.2	$0.12

Non-cash Amortization expense	-	-	72.7	72.7	-	(18.8)	54.0	-	54.0	$0.29

Foreign Exchange Gain	-	-	-	-	(2.3)	0.6	(1.8)	-	(1.8)	$(0.01)

Adjusted Results	$2,012.3	$601.2	$(295.6)	$305.6	$(36.9)	$(68.1)	$200.6	$(0.4)	$200.2	$1.06

Fully Diluted Shares Outstanding										188.9

Wabtec Corporation Reconciliation of Reported Results to Adjusted Results
(in millions)	Second Quarter Year-to-Date 2021 Actual Results
	Net Sales	Gross Profit	Operating Expenses	Income from Operations	Interest & Other Exp	Tax	Net Income	Noncontrolling Interest	Wabtec Net Income	EPS

Reported Results	$3,842.5	$1,114.3	$(719.4)	$394.9	$(68.0)	$(87.0)	$239.9	$(2.7)	$237.2	$1.25

Restructuring & Transaction costs	-	25.2	19.9	45.1	-	(10.7)	34.4	-	$34.4	$0.18

Non-cash Amortization expense	-	-	142.2	142.2	-	(37.8)	104.4	-	104.4	$0.55

Foreign Exchange Gain	-	-	-	-	(10.9)	2.9	(8.0)	-	(8.0)	$(0.04)

Adjusted Results	$3,842.5	$1,139.5	$(557.3)	$582.2	$(78.9)	$(132.6)	$370.7	$(2.7)	$368.0	$1.94

Fully Diluted Shares Outstanding										188.9

Wabtec Corporation Reconciliation of Reported Results to Adjusted Results
(in millions)	Second Quarter 2020 Actual Results
	Net Sales	Gross Profit	Operating Expenses	Income from Operations	Interest & Other Exp	Tax	Net Income	Noncontrolling Interest	Wabtec Net Income	EPS

Reported Results	$1,737.4	$486.7	$(327.3)	$159.4	$(45.1)	$(28.5)	$85.8	$1.0	$86.8	$0.46

Restructuring & Transaction costs	-	17.2	13.4	30.6	-	(7.7)	22.9	-	$22.9	$0.12

Non-cash Amortization expense	-	-	72.3	72.3	-	(18.0)	54.3	-	54.3	$0.29

Foreign Exchange Gain	-	-	-	-	0.3	(0.1)	0.2	-	0.2	$-

Adjusted Results	$1,737.4	$503.9	$(241.6)	$262.3	$(44.8)	$(54.3)	$163.2	$1.0	$164.2	$0.87

Fully Diluted Shares Outstanding										190.2

Wabtec Corporation Reconciliation of Reported Results to Adjusted Results
(in millions)	Second Quarter Year-to-Date 2020 Actual Results
	Net Sales	Gross Profit	Operating Expenses	Income from Operations	Interest & Other Exp	Tax	Net Income	Noncontrolling Interest	Wabtec Net Income	EPS

Reported Results	$3,667.3	$1,065.4	$(688.7)	$376.7	$(113.2)	$(66.5)	$197.0	$1.4	$198.4	$1.04

Restructuring, Transaction, & Litigation costs	-	18.6	28.9	47.5	-	(12.0)	35.5	-	35.5	$0.19

Non-cash Amortization expense	-	-	141.3	141.3	-	(35.6)	105.7	-	105.7	$0.55

Foreign Exchange Loss	-	-	-	-	14.1	(3.6)	10.5	-	10.5	$0.05

Adjusted Results	$3,667.3	$1,084.0	$(518.5)	$565.5	$(99.1)	$(117.7)	$348.7	$1.4	$350.1	$1.83

Fully Diluted Shares Outstanding										190.8

Set forth below is the calculation of the non-GAAP performance measures included in this press release.  We believe that these measures provide useful supplemental information to assess our operating performance and to evaluate period-to-period comparisons.  Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Wabtec’s reported results prepared in accordance with GAAP.

Wabtec Corporation 2021 Q2 EBITDA Reconciliation (in millions)
	Reported Income from Operations	+	Other Income (Expense)	+	Depreciation & Amortization	=	EBITDA	+	Restructuring & Transaction Costs	=	Adjusted EBITDA

Consolidated Results	$203.3		$10.3		$124.8		$338.4		$29.6		$368.0

Wabtec Corporation 2021 Q2 YTD EBITDA Reconciliation (in millions)
	Reported Income from Operations	+	Other Income (Expense)	+	Depreciation & Amortization	=	EBITDA	+	Restructuring & Transaction Costs	=	Adjusted EBITDA

Consolidated Results	$394.9		$24.5		$243.1		$662.5		$45.1		$707.6

Wabtec Corporation 2020 Q2 EBITDA Reconciliation (in millions)
	Reported Income from Operations	+	Other Income (Expense)	+	Depreciation & Amortization	=	EBITDA	+	Restructuring & Transaction Costs	=	Adjusted EBITDA

Consolidated Results	$159.4		$6.3		$116.4		$282.1		$30.6		$312.7

Wabtec Corporation 2020 Q2 YTD EBITDA Reconciliation (in millions)
	Reported Income from Operations	+	Other Income (Expense)	+	Depreciation & Amortization	=	EBITDA	+	Restructuring & Transaction Costs	=	Adjusted EBITDA

Consolidated Results	$376.7		$(8.5)		$230.8		$599.0		$47.5		$646.5

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION
SALES BY PRODUCT LINE
(UNAUDITED)

	Three Months Ended June 30,
In millions	2021	2020
Freight Segment
Equipment	$327.8	$334.9
Components	224.3	195.5
Digital Electronics	161.8	165.5
Services	622.0	508.8
Total Freight Segment	1,335.9	1,204.7

Transit Segment
Original Equipment Manufacturer	$320.4	$227.3
Aftermarket	356.0	305.4
Total Transit Segment	676.4	532.7

	Six Months Ended June 30,
In millions	2021	2020
Freight Segment
Equipment	$589.6	$742.9
Components	426.8	415.9
Digital Electronics	318.3	339.1
Services	1,184.5	1,007.8
Total Freight Segment	2,519.2	2,505.7

Transit Segment
Original Equipment Manufacturer	$607.2	$514.3
Aftermarket	716.1	647.3
Total Transit Segment	1,323.3	1,161.6

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION
RECONCILIATION OF REPORTED RESULTS TO ADJUSTED RESULTS - BY SEGMENT
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
In millions	2021	2020	2021	2020

Freight Segment Reported Income from Operations	$173.2	$141.5	$315.0	$303.2
Freight Segment Reported Margin	13.0%	11.7%	12.5%	12.1%

Restructuring & Transaction costs	5.8	19.9	13.6	34.7
Non-cash Amortization expense	67.7	67.5	132.2	131.6

Freight Segment Adjusted Income from Operations	$246.7	$228.9	$460.8	$469.5
Freight Segment Adjusted Margin	18.5%	19.0%	18.3%	18.7%

Transit Segment Reported Income from Operations	$45.3	$40.2	$115.4	$108.8
Transit Segment Reported Margin	6.7%	7.5%	8.7%	9.4%

Restructuring & Transaction costs	22.9	6.3	26.7	7.4
Non-cash Amortization expense	5.0	4.8	10.0	9.7

Transit Segment Adjusted Income from Operations	$73.2	$51.3	$152.1	$125.9
Transit Segment Adjusted Margin	10.8%	9.6%	11.5%	10.8%